UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       September 21, 2000 (July 14, 2000)
                Date of Report (Date of earliest event reported)

                           TRIMBLE NAVIGATION LIMITED
             (Exact name of registrant as specified in its charter)

          California                     0-18645               94-2802192
 (State or other jurisdiction of  (Commission File Number)  (I.R.S. Employer
  incorporation or organization)                             identification No.)


    645 North Mary Avenue, Sunnyvale, California                   94088
    (Address of Principal Executive Offices)                     (Zip Code)

                                 (408) 481-8000
              (Registrant's telephone number, including area code)

                                 Not Applicable
              (Former name, former address and former fiscal year,
                         if changed since last report)

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those indicated in the forward-looking statements due to a number of factors including, but not limited to, as a result of the risk factors set forth below in this report as well as those set forth in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and the other reports and documents that the Company files from time to time with the Securities and Exchange Commission.

     On July 28, 2000 the Registrant, Trimble Navigation Limited filed a Current Report on Form 8-K reporting the acquisition of Spectra Precision Group. By this amendment, the Registrant is filing the required financial statements and pro forma financial information.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired:

1.       Audited financial statements of Spectra Precision:
            Audited combined financial statements of Spectra Precision as of January 1, 2000 and for the period from February 22, 1999 through January 1, 2000 (period when they were wholly-owned by Thermo Instruments Inc.), and audited combined financial statements of the Predecessor as of December 31, 1998 and for the period from January 1, 1999 through February 21, 1999 and the years ending December 31, 1998 and 1997.

            Notes to Spectra Precision's Financial Statements.

2.       Unaudited financial statements of Spectra Precision:
            Unaudited condensed combined financial statements of Spectra Precision as of June 30, 2000 and for the three and six-month periods ended June 30, 2000.

            Notes to Spectra Precision's unaudited condensed combined financial statements.


(b)      Pro Forma Financial Information:

1. Unaudited pro forma condensed combined financial information of Trimble Navigation Limited.

         Unaudited  Pro  Forma  condensed   combined  statement  of operations:
                o Year Ended December 31, 1999
                o Six Months Ended June 30, 2000

         Unaudited Pro Forma condensed combined balance sheet at:

                o June 30, 2000

         Notes to Unaudited Pro Forma condensed combined financial information.

(c)      EXHIBITS

            10.72 Stock and Asset Purchase Agreement, dated as of May 11, 2000, between Trimble Acquisition Corp., and Spectra Physics Holdings USA, Inc., Spectra Precision AB, and Spectra Precision Europe Holdings, BV. (1)

            10.73 Asset Purchase Agreement dated May 11, 2000, between Trimble Acquisition Corp. and Spectra Precision AB. (1)

            10.74 $200.0 million Credit Agreement, dated July 14, 2000, between Trimble Navigation Limited and ABN AMRO Bank N.V., Fleet National Bank, and The Bank of Nova Scotia. (1)

            10.75 Subordinated Seller Note, dated July 14, 2000, for the principal amount of $80,000,000 issued by Trimble Navigation Limited to Spectra Precision Holdings, Inc. (1)

            23.1 Consent of Arthur Andersen LLP, Independent Auditors of Spectra Precision
-------------------------------------------------------
         (1) Filed as an exhibit to Registrant's Report on Form 8-K dated July 14, 2000 filed on July 28, 2000, and incorporated herein by reference.

                    Report of Independent Public Accountants

To the Shareholders of Spectra Precision:


     We have audited the accompanying combined balance sheet of Spectra Precision, which is wholly-owned by Thermo Instrument Systems Inc. as of January 1, 2000, and the related combined statements of operations, cash flows, comprehensive income, and shareholders' investment for the period from February 22, 1999, through January 1, 2000. We have also audited the accompanying combined balance sheet of the Predecessor as of December 31, 1998, and the related combined statements of operations, cash flows, comprehensive income, and shareholders' investment for the period from January 1, 1999, through February 21, 1999, and for the years ended December 31, 1998, and December 31, 1997. These combined financial statements are the responsibility of the Company's and Predecessor's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Spectra Precision as of January 1, 2000, and the results of its operations and cash flows for the period from February 22, 1999, through January 1, 2000, and the financial position of the Predecessor as of December 31, 1998, and the results of operations and cash flows of the Predecessor for the period from January 1, 1999, through February 21, 1999, and for the years ended December 31, 1998, and December 31, 1997, in conformity with accounting principles generally accepted in the United States.

                                                    /s/ Arthur Andersen LLP



Boston, Massachusetts
July 5, 2000

                                SPECTRA PRECISION
                             Combined Balance Sheet

                                                                                   The Company      Predecessor
                                                                               ----------------- --------------
(In thousands)                                                                            1999             1998
------------------------------------------------------------------------------ ----------------- ---------------
Assets
Current Assets:

 Cash and cash equivalents                                                           $   7,685        $  10,634
 Accounts receivable, less allowances of $4,488 and $3,844                              40,136           37,974
 Inventories                                                                            27,251           27,361
 Deferred tax asset (Note 5)                                                             8,477            3,444
 Other current assets                                                                    1,412            1,352
 Due from parent company and affiliated companies                                       13,590           53,930
                                                                                     ---------        ---------

                                                                                        98,551          134,695
                                                                                     ---------        ---------

Property, Plant, and Equipment, at Cost, Net                                            21,150           23,218
                                                                                     ---------        ---------

Other Assets                                                                             5,081            2,424
                                                                                     ---------        ---------

Cost in Excess of Net Assets of Acquired Companies (Note 2)                             99,265            8,938
                                                                                     ---------        ---------

                                                                                     $ 224,047        $ 169,275
                                                                                     =========        =========

Liabilities and Shareholders' Investment
Current Liabilities:

 Short-term obligations and current maturities of long-term
    obligations (includes advance from affiliate of $1,868 in 1999)                  $   11,461       $   3,852
 Accounts payable                                                                        7,332            6,057
 Accrued payroll and employee benefits                                                  10,796            9,979
 Accrued income taxes                                                                    4,218            3,608
 Other accrued expenses (Notes 2 and 3)                                                 14,367           12,272
 Due to parent company and affiliated companies                                         31,699           86,612
                                                                                     ---------        ---------

                                                                                        79,873          122,380
                                                                                     ---------        ---------

Deferred Income Taxes (Note 5)                                                           1,824            3,084
                                                                                     ---------        ---------

Accrued Pension Costs (Note 4)                                                           3,780            3,952
                                                                                     ---------        ---------

Long-term Obligations (Note 7)                                                           8,121              395
                                                                                     ---------        ---------

Commitments and Contingency (Notes 3 and 8)

Shareholders' Investment:
 Net parent company investment                                                         132,630           40,125
 Accumulated other comprehensive items                                                  (2,181)            (661)
                                                                                     ---------        ---------

                                                                                       130,449           39,464
                                                                                     ---------        ---------

                                                                                     $ 224,047        $ 169,275
                                                                                     =========        =========

The accompanying notes are an integral part of these combined financial statements.

                                SPECTRA PRECISION
                        Combined Statement of Operations

                                             The Company                          Predecessor
                                      ------------------  ------------------------------------------------------------------
                                       February 22, 1999      January 1, 1999
                                                 through                through
(In thousands)                           January 1, 2000      February 21, 1999                  1998                  1997
---------------------------------- ---------------------- ---------------------- --------------------- ---------------------
Revenues                                      $  198,080             $   21,664             $ 197,999             $  197,908
                                              ----------             ----------             ---------             ----------

Costs and Operating Expenses:
 Cost of revenues                                100,838                 11,750               108,408                104,028
 Selling, general, and
    administrative expenses (Note 6)              67,488                 11,075                73,287                 75,072
 Research and development
    expenses                                      15,177                  2,015                16,664                 15,777
 Other unusual costs (income), net
    (Note 3)                                        (616)                     5                (2,841)                     -
                                              ----------             ----------             ---------             ----------

                                                 182,887                 24,845               195,518                194,877
                                              ----------             ----------             ---------             ----------

Operating Income (Loss)                           15,193                 (3,181)                2,481                  3,031

Interest Income (includes $380,
 $448, $3,999, and $114 from
 related parties; Note 6)                            617                    728                 4,278                    485
Interest Expense (includes
 $1,321, $399, $4,388, and $1,388
 to related parties; Notes 6 and 7)               (2,242)                  (678)               (5,639)                (2,447)
Other Income, Net                                    196                     64                    45                    289
                                              ----------             ----------             ---------             ----------

Income (Loss) Before Income Taxes                 13,764                 (3,067)                1,165                  1,358
Income Tax (Provision) Benefit
 (Note 5)                                         (5,748)                 1,315                (1,652)                (1,436)
                                              ----------             ----------             ---------             ----------

Net Income (Loss)                             $    8,016             $   (1,752)            $    (487)            $      (78)
                                              ==========             ==========             =========             ==========



                           The accompanying notes are an integral part of these combined financial statements.


                                SPECTRA PRECISION
                        Combined Statement of Cash Flows

                                               The Company                        Predecessor
                                        ------------------  ------------------------------------------------------------------
                                         February 22, 1999        January 1, 1999
                                                   through                through
(In thousands)                             January 1, 2000      February 21, 1999                  1998                  1997
------------------------------------- --------------------- ---------------------- --------------------- ---------------------
Operating Activities

 Net income (loss)                               $   8,016             $   (1,752)            $    (487)            $      (78)
 Adjustments to reconcile net income
    to net cash provided by
    operating activities:
      Depreciation and amortization                  7,919                    954                 6,397                  7,281
      Provision for losses on
        accounts receivable                            257                    150                   182                    530
      Gain on sale of business
    (Note 3)                                             -                      -                (2,922)                     -
      Increase (decrease) in
        deferred income taxes                       (1,070)                   (28)                  262                  2,497
      Other noncash items                            2,418                   (235)                1,340                    128
      Changes in current accounts,
        excluding the effects of
        acquisitions and
        dispositions:
          Accounts receivable                       (6,843)                 1,626                (3,611)                (4,224)
          Inventories                                1,604                    850                (1,179)                   528
          Other current assets                      (5,231)                  (396)                  781                 (3,235)
          Accounts payable                             844                  1,050                 1,018                    375
          Other current liabilities                  4,689                 (1,349)                6,841                  4,620
        Other                                         (510)                  (731)                 (785)                (2,121)
                                                 ---------             ----------             ---------             ----------

            Net cash provided by
               operating activities                 12,093                    139                 7,837                  6,301
                                                 ---------             ----------             ---------             ----------

Investing Activities

 Advance from affiliated company                     1,868                      -                     -                      -
 Acquisitions, net of cash acquired
    (Note 2)                                             -                   (570)                 (389)                (8,459)
 Proceeds from sale of business, net
    of cash sold (Note 3)                                -                      -                 3,082                      -
 Purchases of property, plant, and
    equipment                                       (3,355)                     -                (4,292)                (3,653)
                                                 ---------             ----------             ---------             ----------

            Net cash used in
               investing activities              $  (1,487)            $     (570)            $  (1,599)            $  (12,112)
                                                 ---------             ----------             ---------             ----------

                                SPECTRA PRECISION
                  Combined Statement of Cash Flows (continued)

                                               The Company                        Predecessor
                                        ------------------  -------------------------------------------------------------------
                                         February 22, 1999        January 1, 1999
                                                   through                through
(In thousands)                             January 1, 2000      February 21, 1999                   1998                  1997
------------------------------------- --------------------- ---------------------- ---------------------- ---------------------
Financing Activities
 Decrease in due to/from parent
    company and affiliated companies             $  (9,324)            $   (3,382)            $   (1,095)            $    3,635
 Net increase (decrease) in
    short-term obligations                           2,715                   (898)                (3,765)                 1,235
 Issuance (repayment) of long-term
    obligations                                     (1,650)                   (71)                  (337)                   750
 Other                                                (730)                   235                 (1,340)                (1,285)
                                                 ---------             ----------             ----------             ----------

            Net cash provided by
               (used in) financing
               activities                           (8,989)                (4,116)                (6,537)                 4,335
                                                 ---------             ----------             ----------             ----------

Exchange Rate Effect on Cash                           521                   (540)                   832                  2,572
                                                 ---------             ----------             ----------             ----------

Increase (Decrease) in Cash and Cash
  Equivalents                                        2,138                 (5,087)                   533                  1,096
Cash and Cash Equivalents at
 Beginning of Period                                 5,547                 10,634                 10,101                  9,005
                                                 ---------             ----------             ----------             ----------

Cash and Cash Equivalents at End of
 Period                                          $   7,685             $    5,547             $   10,634             $   10,101
                                                 =========             ==========             ==========             ==========

Cash Paid For

 Interest                                        $   2,242             $      678             $    5,639             $    2,447
 Income taxes                                    $   3,225             $      191             $    2,457             $    1,597

Noncash Activities
 Fair value of assets of acquired
    companies                                    $  15,177             $      570             $      389             $   10,254
 Issuance of short- and long-term
    obligations for acquired company               (14,852)                     -                      -                      -
 Cash paid for acquired companies                        -                   (570)                  (389)                (9,057)
                                                 ---------             ----------             ----------             ----------

      Liabilities assumed of
        acquired companies                       $     325             $        -             $        -             $    1,197
                                                 =========             ==========             ==========             ==========



The accompanying notes are an integral part of these combined financial statements.

                                SPECTRA PRECISION
                   Combined Statement of Comprehensive Income

                                                 The Company                      Predecessor
                                          ------------------  ------------------------------------------------------------------
                                           February 22, 1999      January 1, 1999
                                                     through               through
(In thousands)                               January 1, 2000     February 21, 1999                  1998                   1997
-------------------------------------- ---------------------- --------------------- ---------------------- ---------------------
Net Income (Loss)                                  $   8,016              $ (1,752)             $    (487)             $     (78)
                                                   ---------              --------              ---------              ---------
Other Comprehensive Items:
 Foreign currency translation
    adjustment                                          (976)                  (544)                  133                 (1,593)
                                                   ---------              ---------             ---------              ---------

Comprehensive Income (Loss)                        $   7,040              $  (2,296)            $    (354)             $  (1,671)
                                                   =========              =========             =========              =========


The accompanying notes are an integral part of these combined financial statements.

                                SPECTRA PRECISION
                 Combined Statement of Shareholders' Investment

                                                                                                          Accumulated
                                                                                     Net Parent                 Other
                                                                                        Company         Comprehensive
(In thousands)                                                                       Investment                 Items
------------------------------------------------------------------------- ---------------------- ---------------------

                                                     PREDECESSOR
Balance December 31, 1996                                                           $    40,690            $      799
Net Loss                                                                                    (78)                    -
Translation Adjustment                                                                        -                (1,593)
                                                                                    -----------            ----------

Balance December 31, 1997                                                                40,612                  (794)
Net Loss                                                                                   (487)                    -
Translation Adjustment                                                                        -                   133
                                                                                    -----------            ----------

Balance December 31, 1998                                                                40,125                  (661)
Net Loss                                                                                 (1,752)                    -
Translation Adjustment                                                                        -                  (544)
                                                                                    -----------            ----------

Balance February 21, 1999                                                                38,373                (1,205)

                                                     THE COMPANY

Net Equity Investment by Thermo Instrument in Excess of the
 Net Assets of the Predecessor                                                           86,241                     -
Net Income                                                                                8,016                     -
Translation Adjustment                                                                        -                  (976)
                                                                                    -----------            ----------

Balance January 1, 2000                                                             $   132,630            $   (2,181)
                                                                                    ===========            ==========




The accompanying notes are an integral part of these combined financial statements.

                                SPECTRA PRECISION
                     Notes to Combined Financial Statements

1.      Nature of Operations and Summary of Significant Accounting Policies
----------------------------------------------------------------------------

Nature of Operations

     Spectra Precision represents certain businesses owned by Spectra-Physics AB, which develop, manufacture, and market complete positioning solutions for the construction, surveying, and agricultural markets. Products include laser alignment instruments, machine control systems, and survey instruments.

Relationship with Thermo Instrument Systems Inc. and Thermo Electron Corporation

     On February 22, 1999, Thermo Instrument Systems Inc. acquired Spectra-Physics (Note 2). Thermo Instrument is an 88% owned subsidiary of Thermo Electron Corporation.
       The accompanying financial statements prior to February 22, 1999, represent the assets, liabilities, income and expenses of Spectra Precision as included in Spectra-Physics' financial statements prior to Spectra-Physics' acquisition by Thermo Instrument (the Predecessor). The accompanying financial statements subsequent to February 21, 1999, represent the assets, liabilities, income and expenses of Spectra Precision as included in Thermo Instrument's combined financial statements (the Company). The accompanying financial statements do not include Thermo Instrument's or Spectra-Physics' general corporate debt, which is used to finance the operations of these companies' respective businesses, or an allocation of Thermo Instrument's or Spectra-Physics' interest expense.

Principles of Combination

     The accompanying financial statements include the combined accounts of the Spectra Precision businesses, which are subject to a definitive agreement in which the Company will be sold to Trimble Navigation Ltd. (Note 9). All material intercompany accounts and transactions have been eliminated.

Basis of Accounting

     The principal difference in the basis of accounting between the Predecessor and the Company relates to the cost in excess of net assets of acquired companies, the amortization of which approximates $2,100,000 per year. The significant accounting policies of the Company described herein apply to both the Company and the Predecessor, except where stated otherwise.

Fiscal Year and Periods Presented

     The Company has adopted a fiscal year ending the Saturday  nearest December
31. The Predecessor had a fiscal year ending December 31. The accompanying financial statements include the Company's financial results for the period from February 22, 1999, the date Spectra-Physics was acquired by Thermo Instrument, through January 1, 2000, and the Predecessor's financial results for the fiscal years ended December 31, 1997, and December 31, 1998, and for the period from January 1, 1999, through February 21, 1999. References to year-end 1999 are for January 1, 2000. References to 1998 and 1997 are for the fiscal years ended December 31, 1998, and December 31, 1997, respectively.

Revenue Recognition

     The Company generally recognizes product revenues upon shipment of its products or upon installation if required by contract. The Company provides a reserve for its estimate of warranty costs and returns at the time of shipment. In accordance with Statement of Position No. 97-2, "Software Revenue Recognition," revenue from software is recognized upon execution of the license agreement and delivery of the software when any ongoing service commitments are not critical to the functionality of the software; otherwise revenue on the service component is recognized over the life of the contract.

Income Taxes

     In accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," the Company recognizes deferred income taxes based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities, calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return.

1.      Nature of Operations and Summary of Significant Accounting Policies
        (continued)
-----------------------------------------------------------------------------

Cash and Cash Equivalents

     The Company, along with other European-based subsidiaries of Thermo Electron, participates in a notional pool arrangement in the U.K. with Barclays Bank. Under this arrangement, Barclays notionally combines the positive and negative cash balances held by the participants to calculate the net interest yield/expense for the group. The benefit derived from this arrangement is then allocated based on balances attributable to the respective participants. The Company has access to a $3,881,000 bank line of credit under this arrangement. Thermo Electron guarantees all of the obligations of each participant in this arrangement. At year-end 1999, the Company had borrowed $3,058,000 under this arrangement (Note 6).
     At year-end 1999 and 1998, the Company's and the Predecessor's cash equivalents included investments in interest-bearing accounts at the Company's foreign operations, which have an original maturity of three months or less. Cash equivalents are carried at cost, which approximates market value.

Advance from Affiliate

     Effective June 1999, certain of the Company's European-based subsidiaries participate in a new cash management arrangement with a wholly owned subsidiary of Thermo Electron. Under the new arrangement, amounts advanced to or from Thermo Electron for cash management purposes bear interest based on Euro market rates, which was 3.95% at year-end 1999. Thermo Electron is contractually required to maintain cash, cash equivalents, and/or immediately available bank lines of credit equal to at least 50% of all funds invested under this cash management arrangement by all Thermo Electron subsidiaries other than wholly owned subsidiaries. The Company has the contractual right to withdraw its funds invested in the cash management arrangement upon 30 days' prior notice. The
Company had no funds invested in this arrangement as of January 1, 2000. The Company has access to a $2,568,000 line of credit under this arrangement, of which the Company had borrowed $1,868,000 at year-end 1999.

Inventories

     Inventories are stated at the lower of cost (on a weighted average basis) or market value and include materials, labor, and manufacturing overhead. The components of inventories are as follows:

                                             The Company      Predecessor
                                             ------------- ---------------
(In thousands)                                      1999             1998
---------------------------------------------------------- ---------------

Raw Material and Supplies                      $  10,287         $ 11,742
Work in Process                                    4,287            4,525
Finished Goods                                    12,677           11,094
                                               ---------         --------

                                               $  27,251         $ 27,361
                                               =========         ========

     The Company periodically reviews its quantities of inventories on hand and compares these amounts to expected usage of each particular product or product line. The Company records as a charge to cost of revenues any amounts required to reduce the carrying value of inventories to net realizable value.

1.      Nature of Operations and Summary of Significant Accounting Policies
        (continued)
-----------------------------------------------------------------------------

Property, Plant, and Equipment

     The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the property as follows: buildings, 25 to 50 years; machinery and equipment, 4 to 8 years; and leasehold improvements, the shorter of the term of the lease or the life of the asset. Property, plant, and equipment consists of the following:

                                                  The Company      Predecessor
                                                  ----------- ----------------
(In thousands)                                          1999             1998
------------------------------------------------------------- ----------------

Land                                               $   3,280        $   3,488
Buildings                                             17,288           19,562
Machinery, Equipment, and Leasehold Improvements      32,223           32,136
                                                   ---------        ---------

                                                      52,791           55,186
Less:  Accumulated Depreciation and Amortization      31,641           31,968
                                                   ---------        ---------

                                                   $  21,150        $  23,218
                                                   =========        =========

Other Assets

     Other assets in the accompanying balance sheet at year-end 1999 and 1998 includes $1,765,000 and $1,808,000, respectively, of deposits for the purchase of a building. Other assets also includes the cost of acquired patents and trademarks that are being amortized using the straight-line method over their estimated useful life of 15 years. The acquired patents and trademarks were $1,738,000, net of accumulated amortization of $106,000 at year-end 1999.

Cost in Excess of Net Assets of Acquired Companies

     The excess of cost over the fair value of net assets of acquired companies is amortized over periods of 5 to 40 years using the straight-line method. Accumulated amortization was $13,889,000 and $9,074,000 at year-end 1999 and 1998, respectively. The Company assesses the future useful life of this and other long-lived assets whenever events or changes in circumstances indicate that the current useful life has diminished. Such events or circumstances generally include the occurrence of operating losses or a significant decline in earnings associated with the acquired business or asset. The Company considers the future undiscounted cash flows of the acquired companies in assessing the recoverability of this asset. The Company assesses cash flows before interest charges and when impairment is indicated, writes the asset down to fair value. If quoted market values are not available, the Company estimates fair value by calculating the present value of future cash flows. If impairment has occurred, any excess of carrying value over fair value is recorded as a loss.

Foreign Currency

     All assets and liabilities of the Company's foreign subsidiaries are translated at year-end exchange rates, and revenues and expenses are translated at average exchange rates for the year, in accordance with SFAS No. 52, "Foreign Currency Translation." Resulting translation adjustments are reflected in the "Accumulated other comprehensive items" component of shareholders' investment. Foreign currency transaction gains and losses are included in the accompanying statement of operations and are not material for the three years presented.

Comprehensive Income

     Comprehensive income combines net income and "Other comprehensive items," which represents foreign currency translation adjustments, reported as a component of shareholders' investment in the accompanying balance sheet. At year-end 1999 and 1998, the balance of accumulated other comprehensive items represents the Company's cumulative translation adjustment.

1.      Nature of Operations and Summary of Significant Accounting Policies
        (continued)
-----------------------------------------------------------------------------

Forward Contracts

     The Company uses short-term forward foreign exchange contracts to manage certain exposures to foreign currencies. The Company enters into forward foreign exchange contracts to hedge firm purchase and sale commitments denominated in currencies other than its subsidiaries' local currencies. These contracts principally hedge transactions denominated in United States dollars and German deutsche marks. The purpose of the Company's foreign currency hedging activities is to protect the Company's local currency cash flows related to these commitments from fluctuations in foreign exchange rates. Gains and losses arising from forward foreign exchange contracts are recognized as offsets to gains and losses resulting from the transactions being hedged. The Company does not enter into speculative foreign currency agreements. The Company and the Predecessor had no foreign exchange contracts outstanding at year-end 1999 or 1998.

Fair Value of Financial Instruments

     The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, short-term obligations and current maturities of long-term obligation, accounts payable, due to/from parent company and affiliated companies, and long-term obligations. The carrying amounts of the Company's financial instruments, with the exception of long-term obligations, approximate fair value due to their short-term nature. The fair value of the Company's long-term obligations approximates par value. The fair value of long-term obligations was determined based on quoted market prices and on borrowing rates available to the Company at year-end 1999.

Recent Accounting Pronouncements

     In December  1999,  the  Securities  and Exchange  Commission  issued Staff
Accounting Bulletin (SAB) 101, "Revenue Recognition in Financial Statements." SAB 101 includes requirements for when shipments may be recorded as revenue when the terms of the sale include customer acceptance provisions or an obligation of the seller to install the product. In such instances, SAB 101 generally requires that revenue recognition occur upon customer acceptance and/or at completion of installation. SAB 101 requires that companies conform their revenue recognition practices to the requirements therein no later than the fourth quarter of calendar 2000 through recording a cumulative net of tax effect of the change in accounting as of January 2, 2000. The Company has not completed the analysis to determine the effect that SAB 101 will have on its financial statements.
     Effective in 2001, the Company will be required to adopt SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Company has not completed the analysis to assess the effect of the new pronouncement on its financial statements.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.      Acquisitions
---------------------

     On September 30, 1999, the Company formed a joint venture with Carl Zeiss Jena GmbH called ZSP Geodetic Systems GmbH (ZSP). ZSP manufactures and develops survey-instrumentation equipment. Carl Zeiss contributed certain assets of its Geodetic Systems Division to the joint venture and received nonvoting shares of ZSP and the right to receive $14,852,000 payable in eight quarterly installments, plus six percent interest, beginning October 4, 1999 (the Note Payable). The Note Payable is denominated in Euros. The Company contributed $1,000,000 in exchange for all of the voting common stock of ZSP and entered into an arrangement which provided both the right and obligation to acquire the nonvoting shares of ZSP for $14,852,000. Carl Zeiss entered into an arrangement, which provided for both the right and obligation to sell the nonvoting shares of ZSP for $14,852,000. Under this arrangement, the right to sell or acquire the nonvoting shares of ZSP may not be exercised earlier than 2 years or later than 3 years after September 30, 1999. The purchase price of the nonvoting shares under this

----------------------------------

arrangement is subject to reduction by the amounts received by Carl Zeiss under the Note Payable through the date of the purchase. The Company has accounted for the transaction as an acquisition of the assets of ZSP and has recorded the obligation to Carl Zeiss as debt in the accompanying 1999 balance sheet. The cost of this acquisition exceeded the estimated fair value of the acquired net assets by $10,120,000 at the date of acquisition, which is being amortized over 20 years.
     In January 1997, the Predecessor purchased 92 percent of Plus 3 Software, Inc. for $7,772,000, net of cash acquired. In 1998 and 1999, the Predecessor purchased the remaining eight percent of Plus 3 Software, in two installments of $262,000 and $570,000, respectively. Plus 3 Software has been renamed Spectra Precision Software, Inc. Spectra Precision Software is an Atlanta, Georgia-based developer of software for civil engineering applications and also develops internal software applications for survey and machine control products. The cost of this acquisition exceeded the estimated fair value of the acquired net assets by $9,820,000, which is being amortized over five years.
     In June 1995, the Predecessor purchased 51 percent of Quadriga Sensortechnik GmbH, for $802,000. In December 1996, the Predecessor purchased an additional 39 percent of Quadriga for $2,905,000. The Predecessor purchased the remaining 10 percent of Quadriga in two installments in 1997 and 1998, of $687,000 and $127,000, respectively. Quadriga has been renamed Spectra Precision Kaiserslautern GmbH. Spectra Precision Kaiserslautern is a Germany-based developer and manufacturer of construction lasers for contractors and homebuilders used in leveling and measurement. The cost of this acquisition exceeded the estimated fair value of the acquired net assets by $3,965,000, which is being amortized over ten years.
     These  acquisitions  have been  accounted for using the purchase  method of accounting and their results have been included in the accompanying financial statements from the date of acquisition. Allocation of the purchase price was based on an estimate of the fair value of the net assets acquired.
     In February 1999, Thermo Instrument acquired 99% of the outstanding shares of Spectra-Physics, a Stockholm Stock Exchange-listed company, in completion of Thermo Instrument's cash tender offer to acquire all of the outstanding shares of Spectra-Physics. In March 2000, Thermo Instrument completed the acquisition of the remaining Spectra-Physics shares outstanding pursuant to the compulsory acquisition rules applicable to Swedish companies. The aggregate purchase price was $351,513,000 including related expenses. The accompanying Company financial statements include the assets and liabilities of the Company at their estimated fair values including an allocation of Thermo Instrument's total cost in excess of net assets of acquired companies arising from the acquisition of Spectra-Physics. The allocation of cost in excess of net assets of acquired companies was made based on the Company's revenues, net worth, and assets relative to the total revenues, net worth, and assets of Spectra-Physics. The Company believes this methodology is reasonable and in accordance with the guidance provided by SEC SAB 55 (Topic 1:B). The cost in excess of net assets of acquired companies totaled $84,369,000 and is being amortized over 40 years.

     The Company has undertaken restructuring actions in connection with its acquisition by Thermo Instrument. The Company's restructuring activities, which were accounted for in accordance with Emerging Issues Task Force Pronouncement
(EITF) 95-3, have included a reduction in staffing levels across all functions, relocation of personnel, and abandonment of excess facilities. In connection with these restructuring activities, the Company established reserves, primarily for severance and excess facilities. In accordance with the requirements of EITF 95-3, the Company finalized its restructuring plans by February 2000. Accrued acquisition expenses are included in other accrued expenses in the accompanying 1999 balance sheet.

---------------------------------

     The Company established reserves for severance for 24 employees and completed payments for severance in the first quarter of 2000. A summary of the change in accrued acquisition expenses for severance is as follows:

(In thousands)                                                 The Company
---------------------------------------------------------  ----------------

Reserves Established                                               $    829
Usage                                                                  (757)
                                                                   --------

Balance at January 1, 2000                                         $     72
                                                                   ========

     The Company established reserves for excess facilities, primarily for expenses related to unoccupied space in a facility in Darmstadt, Germany. The Company expects to expend costs related to the facility through February 2001. A summary of the change in accrued acquisition expenses for excess facilities is as follows:

(In thousands)                                                   The Company
------------------------------------------------------------ ----------------

Reserves Established                                                 $   737
Usage                                                                   (111)
Currency Translation                                                    (111)
                                                                     -------

Balance at January 1, 2000                                           $   515
                                                                     =======

     The Company established reserves for other acquisition expenses, primarily for employee relocation expenses. A summary of the change in accrued acquisition expenses for other expenses is as follows:

(In thousands)                                                    The Company
-------------------------------------------------------------- ---------------

Reserves Established                                                  $   300
Usage                                                                    (300)
                                                                      -------

Balance at January 1, 2000                                            $     -
                                                                      =======


     Based on unaudited data, the following table presents selected financial information on a pro forma basis, assuming the Company and ZSP had been combined since the beginning of 1998. The effect of the acquisitions not included in the pro forma data, were not material to the Company's results of operations.


                                                             The Company                   Predecessor
                                                      ------------------  -------------------------------------------
                                                       February 22, 1999       January 1, 1999
                                                                 through               through
(In thousands)                                           January 1, 2000   February 21, 1999                    1998
-------------------------------------------------- ---------------------- --------------------- ---------------------
Revenues                                                     $   219,391            $   27,753            $   236,899
Net Income (Loss)                                                  6,351                (2,228)                (2,479)


     The pro forma results are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition of ZSP been made at the beginning of 1998.

3.      Dispositions
-----------------------

     In June 1998, the Predecessor sold the assets and certain liabilities of its Spectra-Physics Credit Corp. (SPCC) subsidiary for proceeds of $3,082,000, net of cash disposed of $3,858,000. The Predecessor realized a gain of $2,922,000 on the transaction. In connection with the sale of SPCC in 1998, the Predecessor entered into an arrangement which resulted in the receipt of a payment based on business provided to SPCC in excess of $25 million and up to $50 million. In the third quarter of 1999, the Company reached the $25 million threshold and began to receive payments under this arrangement. The Company received payments from the buyer of $632,000 in the period ending January 1, 2000, and $599,000 in the first quarter of 2000. The gain on the sale of SPCC and the 1999 payment were recorded in other unusual costs (income), net, in the accompanying statement of operations. SPCC provided capital leasing services to the Predecessor's customers. The Predecessor retained recourse to the buyer for certain leases provided by SPCC in the event of default by SPCC customers. At the time of the sale of SPCC, the Predecessor had recourse for outstanding leases of approximately $5,000,000. At year-end 1999 and 1998, the Company/Predecessor had recourse for outstanding loans of approximately $2,300,000 and $3,900,000, respectively. The Company/Predecessor has established reserves for this contingent liability.

     In October 1999, the Company sold the assets of its Spectra Precision SRL subsidiary in Italy for book value. The Company received a note receivable denominated in Italian lira for $2,241,000 at the date of sale, payable in eight quarterly installments. The note bears interest at an annual rate of 6.5%. Spectra Precision SRL was a sales office which sold products produced primarily in the U.S. and Germany.

4.      Employee Benefit Plans
--------------------------------

Employee Stock Purchase Program
     Beginning November 1, 1999, substantially all of the Company's full-time U.S. employees are eligible to participate in an employee stock purchase program sponsored by Thermo Instrument and Thermo Electron. Under this program, shares of Thermo Instrument's and Thermo Electron's common stock may be purchased at 85% of the lower of the fair market value at the beginning or end of the period, and the shares purchased are subject to a one-year resale restriction. Shares are purchased through payroll deductions of up to 10% of each participating employee's gross wages.

401(k) Savings Plan
     Certain of the Predecessor's and the Company's full-time U.S. employees are eligible to participate in 401(k) savings plans. Contributions to the plans are made by both the employee and the employer. Company contributions are based upon the level of employee contributions. The Company/Predecessor contributed and charged to expense for these plans $492,000 from February 22, 1999, through January 1, 2000; $112,000 from January 1, 1999, through February 21, 1999; and $593,000 and $547,000 in 1998 and 1997, respectively.

Defined Contribution Pension Plans
     In addition, certain of the Company's subsidiaries participate in European state sponsored pension plans. Contributions are based on specified percentages of employee salaries. For these plans, the Company/Predecessor contributed and charged to expense $1,046,000 from February 22, 1999, through January 1, 2000; $150,000 from January 1, 1999, through February 21, 1999; and $862,000 and $849,000 in 1998 and 1997, respectively.

Defined Benefit Pension Plan
     The Company's Swedish subsidiary has an unfunded defined benefit pension plan that covered substantially all of its full-time employees through 1993. Benefits are based on a percentage of eligible earnings. The employee

--------------------------------------------

must have had a projected period of pensionable service of at least 30 years as of 1993. If the period was shorter, the pension benefits are reduced accordingly. Active employees do not accrue any future benefits, therefore there is no service cost and the liability will only increase with interest cost.

     Net periodic benefit costs included the following components:


                                        The Company                                Predecessor
                                 ------------------  -----------------------------------------------------------------
                                  February 22, 1999         January 1, 1999
                                            through                through
(In thousands)                      January 1, 2000      February 21, 1999                 1998                  1997
----------------------------- ---------------------- ----------------------- ------------------- ----------------------
Interest Cost                                $  165                 $   27               $  208                $  251
Amortization    of    Prior
 Service Cost                                   (49)                    (8)                 (62)                  (64)
                                             ------                 ------                  ----                ------

                                             $  116                 $   19                $  146                $  187
                                             ======                 ======                 =====                =======


     The Company's defined benefit plan activity was as follows:

                                               The Company        Predecessor

(In thousands)                                        1999               1998
----------------------------------------------------------- -------------------

Change in Benefit Obligation:
 Benefit obligation at beginning of year           $ 3,850           $  3,525
 Interest cost                                         192                208
 Translation adjustment                               (173)               (79)
 Actuarial (gain) loss                                (117)                84
 Benefits paid                                        (115)              (119)
                                                   -------           --------

 Benefit obligation at end of year                   3,637              3,619

Unrecognized Prior Service Cost                          -                302
Unrecognized Net Actuarial Gain                        143                 31
                                                   -------           --------

Accrued Pension Costs                              $ 3,780           $  3,952
                                                   =======           ========

     Actuarial assumptions used to determine the net periodic pension costs were as follows:


                                      The Company                                Predecessor
                               ------------------  -------------------------------------------------------------------
                                February 22, 1999      January 1, 1999
                                          through               through
(In thousands)                    January 1, 2000     February 21, 1999                  1998                    1997
--------------------------- ---------------------- --------------------- ---------------------- ----------------------
Discount Rate                                5.5%                  5.5%                   6.0%                   7.0%



5.      Income Taxes
-------------------------

     The components of income (loss) before income taxes are as follows:

                                        The Company                              Predecessor
                                 ------------------  ------------------------------------------------------------------
                                  February 22, 1999      January 1, 1999
                                            through                through
(In thousands)                      January 1, 2000      February 21, 1999                  1998                  1997
----------------------------- ---------------------- ---------------------- --------------------- ---------------------
Domestic                                  $    (197)             $     683              $ (1,417)             $     333
Foreign                                      13,961                 (3,750)                2,582                  1,025
                                          ---------              ---------              --------              ---------

                                          $  13,764              $  (3,067)             $  1,165              $   1,358
                                          =========              =========              ========              =========

     The components of the income tax (provision) benefit are as follows:

                                      The Company                                Predecessor
                               ------------------  ------------------------------------------------------------------
                                February 22, 1999      January 1, 1999
                                          through               through
(In thousands)                    January 1, 2000     February 21, 1999                  1998                   1997
--------------------------- ---------------------- --------------------- ---------------------- ---------------------
Currently
Payable:

 Federal                                $  (1,774)             $   (660)             $     234              $  (1,082)
 State                                       (465)                  (71)                   103                   (250)
 Foreign                                   (5,792)                1,502                 (1,986)                (1,041)
                                        ---------              --------              ---------              ---------

                                           (8,031)                  771                 (1,649)                (2,373)
                                        ---------              --------              ---------              ---------

Net  Deferred
(Prepaid):
 Federal                                    1,689                   426                     (2)                   750
 State                                        441                    88                     (1)                   187
 Foreign                                      153                    30                      -                      -
                                        ---------              --------              ---------              ---------

                                            2,283                   544                     (3)                   937
                                        ---------              --------              ---------              ---------

                                        $  (5,748)             $  1,315              $  (1,652)             $  (1,436)
                                        =========              ========              =========              =========


----------------------------------

     The income tax (provision) benefit in the accompanying statement of operations differs from the provision calculated by applying the statutory federal income tax rate of 35% to income (loss) before income taxes due to the following:

                                         The Company                             Predecessor
                                  ------------------  ------------------------------------------------------------------
                                   February 22, 1999      January 1, 1999
                                             through                through
(In thousands)                       January 1, 2000      February 21, 1999                  1998                  1997
------------------------------ ---------------------- ---------------------- ---------------------- --------------------
(Provision)    Benefit    for
 Income  Taxes  at  Statutory

 Rate                                      $  (4,817)             $   1,074              $    (408)             $   (475)
Differences Resulting From:
    Foreign     losses    not
      benefited                                 (691)                   115                   (571)                 (307)
    Foreign  tax rate and tax
      law differential                           (62)                   103                   (511)                 (375)
    Amortization   of  cost  in
      excess  of net  assets of
      acquired companies                        (217)                   (43)                  (565)                 (375)
    Tax  benefit  of  foreign
      sales corporation                          116                     23                    337                   137
    State income  taxes,  net
      of federal tax                             (16)                    11                     66                   (41)
    Other                                        (61)                    32                      -                     -
                                           ---------              ---------              ---------              --------

                                           $  (5,748)             $   1,315              $  (1,652)             $ (1,436)
                                           =========              =========              =========              ========


     Deferred tax asset and liability in the accompanying balance sheet consist of the following:

                                            The Company            Predecessor

(In thousands)                                    1999                 1998
------------------------------------------------------- --------------------

Deferred Tax Asset:
 Reserves and accruals                       $   5,462              $   1,883
 Inventory basis difference                        313                    698
 Accrued compensation                            2,702                    863
 Foreign tax loss carryforwards                  2,134                  1,197
                                             ---------              ---------

                                                10,611                  4,641

 Less:  Valuation allowance                     (2,134)                (1,197)
                                             ---------              ---------

                                             $   8,477              $   3,444
                                             =========              =========
Deferred Income Taxes:
 Depreciation and amortization               $   1,824              $   3,084
                                             =========              =========

     The  valuation   allowance   relates  to   uncertainties   surrounding  the
realization of foreign net operating losses, which is dependent on the future income of certain subsidiaries of the Company. The Company believes that it is

----------------------------------

more likely than not that these deferred tax assets will not be realized. Any tax benefit resulting from use of acquired foreign net operating loss carryforwards will be recorded as a reduction of cost in excess of net assets of acquired companies. As of January 1, 2000, the Company had $4,800,000 of foreign tax loss carryforwards of which $3,600,000 expire in various amounts through 2004 and $1,200,000 does not expire.

6.      Related-party Transactions
-------------------------------------

Corporate Services Agreement
     The Company and Thermo Electron have a corporate services agreement under which Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, certain employee benefit administration, tax advice and preparation of tax returns, centralized cash management, and certain financial and other services, for which the Company pays Thermo Electron annually an amount equal to 0.8% of the Company's revenues. For these services, the Company was charged $1,585,000 for the period from February 22, 1999, through January 1, 2000. The fee is reviewed and adjusted annually by mutual agreement of the parties. The corporate services agreement is renewed annually but can be terminated upon 30 days' prior notice by the Company or upon the Company's withdrawal from the Thermo Electron Corporate Charter (the Thermo Electron Corporate Charter defines the relationships among Thermo Electron and its majority-owned subsidiaries). Management believes that the service fee charged by Thermo Electron is reasonable and that such fees are representative of the expenses the Company would have incurred on a stand-alone basis. For additional items such as employee benefit plans, insurance coverage, and other identifiable costs, Thermo Electron charges the Company based upon costs attributable to the Company.

Related-party Lease
     The Company leases office space in Ohio from an association of three individuals, two of which are vice presidents of one of the Company's U.S. operating units, under a noncancellable operating lease arrangement expiring in 2011. The annual rent is $345,000, and is subject to adjustment based on the terms of the lease. The accompanying statement of operations includes expenses from this operating lease of $290,000 from February 22, 1999, through January 1, 2000, $55,000 from January 1, 1999, through February 21, 1999, and $345,000 and
$210,000 in 1998 and 1997, respectively.

Cash Management
     The Company invests excess cash and borrows short-term funds under arrangements with Thermo Electron as discussed in Note 1.
     The Predecessor and the Company borrowed and lent funds from/to other subsidiaries of Spectra Physics. Such borrowings and advances were at variable market rates and were classified as due to/from parent company and affiliated companies in the accompanying balance sheet.

7.      Short- and Long-term Obligations
-------------------------------------------

Short-term Obligations
     Short-term obligations and current maturities of long-term obligation in the accompanying balance sheet includes $1,238,000 and $1,412,000 at year-end 1999 and 1998, respectively, of amounts borrowed under lines of credit. The weighted average interest rate for these borrowings at year-end 1999 and 1998 was 6.5%. The Company had no unused lines of credit with unrelated parties at January 1, 2000.
     In addition, at year-end 1999, the Company has borrowings of $4,926,000 under arrangements discussed in Note 1. The weighted average interest rate for these borrowings was 5.1% at year-end 1999.

Long-term Obligations
     In September 1999, the Company obtained a controlling interest in the assets of ZSP, which issued Euro-denominated debt (Note 2). At year-end 1999, $13,141,000 of this obligation was outstanding, of which $5,020,000 was current. This debt is payable in eight quarterly installments, and bears interest at six percent.
     The Company/Predecessor also had a long-term capital lease obligation of $277,000 and $395,000 outstanding at year-end 1999 and 1998, respectively. This obligation bears interest at 7.5% and is payable in 2000.

8.      Commitments
-----------------------

     The Company leases portions of its office and operating facilities under various operating lease arrangements. The accompanying statement of operations includes expenses from operating leases with unrelated parties of $3,189,000 from February 22, 1999, through January 1, 2000, $456,000 from January 1, 1999 through February 21, 1999, and $3,675,000, and $2,742,000 in 1998 and 1997,
respectively. Future minimum payments due under noncancelable operating leases at January 1, 2000, are $2,754,000 in 2000, $2,371,000 in 2001, $1,752,000 in
2002,  $1,394,000  in 2003,  $1,368,000  in  2004,  and  $1,039,000  in 2005 and
thereafter. Total future minimum lease payments are $10,678,000.

9.      Subsequent Event
----------------------------

     On May 11, 2000, Thermo Instrument entered into a definitive agreement to sell the Company to Trimble Navigation Ltd.

              UNAUDITED FINANCIAL STATEMENTS OF SPECTRA PRECISION

                                SPECTRA PRECISION
                        CONDENSED COMBINED BALANCE SHEET

                                                                          June 30,
(In thousands)                                                              2000
--------------------------------------------------------------------------------------
                                                                        (Unaudited)
Assets
Current Assets:
     Cash and cash equivalents                                                $ 7,552
     Accounts receivable, less allowance of $5,659                             54,316
     Inventories                                                               27,770
     Deferred tax asset                                                           613
     Other current assets                                                       1,689
     Due from parent company and affiliated companies                           8,862
                                                                       ---------------

                                                                              100,802
                                                                       ---------------

Property, Plant, and Equipment, at Cost, Net                                   19,367
                                                                       ---------------

Other Assets                                                                    7,091
                                                                       ---------------

Cost in Excess of Net Assets of Acquired Companies (Note 2)                    95,855
                                                                       ---------------

                                                                       ---------------
                                                                            $ 223,115
                                                                       ===============

Liabilities and Shareholders' Investment
Current Liabilities:
     Short-term obligations and current maturities of long-term
        obligations (includes advance from affiliate of $1,338 in 2000)      $ 11,884
     Accounts payable                                                           7,317
     Accrued payroll and employee benefits                                      9,819
     Accrued income taxes                                                       3,954
     Other accrued expenses                                                    14,484
     Due to parent company and affiliated companies                            18,330
                                                                       ---------------

                                                                               65,788
                                                                       ---------------

Deferred Income Taxes                                                           1,991
                                                                       ---------------

Accrued Pension Costs                                                           4,397
                                                                       ---------------

Long-term Obligations                                                               -
                                                                       ---------------

Commitments and Contingency

Shareholders' Investment:
     Net parent company investment                                            152,138
     Accumulated other comprehensive items                                     (1,199)
                                                                       ---------------

                                                                              150,938
                                                                       ---------------

                                                                       ---------------
                                                                            $ 223,115
                                                                       ===============



The accompanying notes are an integral part of these condensed combined financial statements.

                                SPECTRA PRECISION
                   CONDENSED COMBINED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                 Three              Six
                                                 Months            Months
                                                 Ended             Ended
                                                June 30,          June 30,
(In thousands)                                    2000              2000
------------------------------------------------------------ -------------------

Revenues                                           $ 63,167           $ 116,788
                                             --------------- -------------------

Cost and Operating Expenses:
      Cost of revenues                               30,496              56,589
      Selling, general, and
         administrative expenses                     18,793              39,054
      Research and development
          expenses                                    5,342              10,865
                                             --------------- -------------------

                                                     54,631             106,508
                                             --------------- -------------------

Operating Income                                      8,536              10,280
                                             --------------- -------------------

Interest Income                                          59                 476
Interest Expense                                       (782)             (1,639)
Other Income, net                                     1,098                 951
                                             --------------- -------------------

Income Before Income
    Taxes                                             8,911              10,068

Income Tax Provision                                  1,212               1,887
                                             --------------- -------------------

Net Income                                          $ 7,699             $ 8,181
                                             =============== ===================





The accompanying notes are an integral part of these condensed combined financial statements.

               UNAUDITED FINANCIAL STATEMENTS OF SPECTRA PRECISION

                                SPECTRA PRECISION
                    CONDENSED COMBINED STATEMENT OF CASHFLOWS

                                                                                                                    June 30,
(In thousands)                                                                                                        2000
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   (Unaudited)
Operating Activities:
   Net income (loss)                                                                                                   $ 8,181
Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization                                                                                         5,715
   Provision for losses on accounts receivable                                                                           1,171
   Gain on disposal of fixed assets                                                                                      1,846
   Increase (decrease) in deferred income taxes                                                                          8,031
   Other noncash items                                                                                                       -
Changes in current accounts, excluding the effects of acquisitions and dispositions:
   Accounts receivable                                                                                                 (15,351)
   Inventories                                                                                                            (519)
   Other current assets                                                                                                   (277)
   Accounts payable                                                                                                        (15)
   Other current liabilities                                                                                            (1,124)
   Other                                                                                                                (1,393)
                                                                                                                   ------------
Net cash provided by operating activities                                                                                6,265

Investing Activities:
   Advance from affiliated company                                                                                       1,338
   Purchases of property, plant, and equipment                                                                          (2,884)
                                                                                                                   ------------
Net cash used in investing activities                                                                                   (1,546)

Financing Activities:
   Decrease in due to/from parent company and affiliated companies                                                      (8,641)
   Net increase (decrease) in short-term obligations                                                                      (915)
   Issuance (repayment) of long-term obligations                                                                        (8,121)
   Increase in Net parent company investment                                                                            11,327
   Other                                                                                                                     -
                                                                                                                   ------------
Net cash provided by (used in) financing activities                                                                     (6,350)

   Exchange Rate Effect on Cash                                                                                          1,498
                                                                                                                   ------------

Increase (Decrease) in Cash and Cash Equivalents                                                                          (133)
Cash and Cash Equivalents at Beginning of Period                                                                         7,685
                                                                                                                   ------------

Cash and Cash Equivalents at End of Period                                                                             $ 7,552
                                                                                                                   ============


The accompanying notes are an integral part of these condensed combined financial statements.

                                SPECTRA PRECISION
                NOTES TO CONDENSED COMBINDED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.      Nature of Operations and Summary of Significant Accounting Policies
-----------------------------------------------------------------------------

Nature of Operations
     Spectra Precision represents certain businesses owned by Spectra-Physics AB, which develop, manufacture, and market complete positioning solutions for the construction, surveying, and agricultural markets. Products include laser alignment instruments, machine control systems, and survey instruments.

Relationship with Thermo Instrument Systems Inc. and Thermo Electron Corporation
     On February 22, 1999, Thermo Instrument Systems Inc. acquired Spectra-Physics (Note 2). Thermo Instrument is an 88% owned subsidiary of Thermo Electron Corporation.

     The accompanying financial statements prior to February 22, 1999 represent the assets, liabilities, income and expenses of Spectra Precision as included in Spectra-Physics' financial statements prior to Spectra-Physics' acquisition by Thermo Instrument (the Predecessor). The accompanying financial statements subsequent to February 21, 1999, represent the assets, liabilities, income and expenses of Spectra Precision as included in Thermo Instrument's combined financial statements (the Company). The accompanying financial statements do not include Thermo Instrument's or Spectra-Physics' general corporate debt, which is used to finance the operations of these companies' respective businesses, or an allocation of Thermo Instrument's or Spectra-Physics' interest expense.

Principles of Combination
     The accompanying financial statements include the combined accounts of the Spectra Precision businesses, which are subject to a definitive agreement in which the Company will be sold to Trimble Navigation Ltd. (Note 5). All material intercompany accounts and transactions have been eliminated.

Basis of Accounting
     The principal difference in the basis of accounting between the Predecessor and the Company relates to the cost in excess of net assets of acquired companies, the amortization of which approximates $2,100,000 per year. The significant accounting policies of the Company described herein apply to both the Company and the Predecessor, except where stated otherwise.

Fiscal Year and Periods Presented
     Spectra Precision has a 52-53 week fiscal year, which ends on the Saturday nearest to December 31, which for fiscal 2000 will be December 30, 2000. The
Company's fiscal year normally consists of 52 weeks split into four equal quarters of 13 weeks each; however, due to the fact that there are not exactly 52 weeks in a calendar year and that there is at least slightly more than one additional day per calendar year, as compared to a 52-week fiscal year, the Company will have a fiscal year composed of 53 weeks in certain fiscal years.

     In those resulting fiscal years that have 53 weeks, one quarter of the fiscal year will have 14 weeks and the Company will record an extra week of revenues, costs and related financial activity. Therefore, the financial results of those fiscal years, and the associated quarter, having the extra week, will not be exactly comparable to the prior and subsequent 52-week fiscal years, and the associated quarters having only 13 weeks. Thus, due to the inherent nature of a 52-53 week fiscal year, the Company, analysts, shareholders, investors and others will have to make appropriate adjustments to any analysis performed when comparing the Company's activities and results in fiscal years that contain 53 weeks, to those that contain only the standard 52 weeks. The next 53-week year will be fiscal year 2002.

     The results of operations for the three and six months ended June 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 30, 2000.

Revenue Recognition
     The Company generally recognizes product revenues upon shipment of its products or upon installation if required by contract. The Company provides a reserve for its estimate of warranty costs and returns at the time of shipment. In accordance with Statement of Position No. 97-2, "Software Revenue Recognition," revenue from software is recognized upon execution of the license agreement and delivery of the software when any ongoing service commitments are not critical to the functionality of the software; otherwise revenue on the service component is recognized over the life of the contract.

Cash and Cash Equivalents
     The Company, along with other European-based subsidiaries of Thermo Electron, participates in a notional pool arrangement in the U.K. with Barclays Bank. Under this arrangement, Barclays notionally combines the positive and negative cash balances held by the participants to calculate the net interest yield/expense for the group. The benefit derived from this arrangement is then allocated based on balances attributable to the respective participants. The Company has access to a $3,881,000 bank line of credit under this arrangement. Thermo Electron guarantees all of the obligations of each participant in this arrangement. At June 30, 2000, the Company had borrowed $3,085,226 under this arrangement.

     At June 30, 2000 and January 1, 2000, the Company's and the Predecessor's cash equivalents included investments in interest-bearing accounts at the Company's foreign operations, which have an original maturity of three months or less. Cash equivalents are carried at cost, which approximates market value.

Advance from Affiliate
     Effective June 1999, certain of the Company's European-based subsidiaries participate in a new cash management arrangement with a wholly owned subsidiary of Thermo Electron. Under the new arrangement, amounts advanced to or from Thermo Electron for cash management purposes bear interest based on Euro market rates, which were .9525% % at June 30, 2000. Thermo Electron is contractually required to maintain cash, cash equivalents, and/or immediately available bank lines of credit equal to at least 50% of all funds invested under this cash management arrangement by all Thermo Electron subsidiaries other than wholly owned subsidiaries. The Company has the contractual right to withdraw its funds invested in the cash management arrangement upon 30 days' prior notice. The Company had no funds invested in this arrangement as of June 30, 2000. The Company has access to a $2,568,000 line of credit under this arrangement, of which the Company had borrowed $1,338,276 at June 30, 2000.

Inventories
     Inventories are stated at the lower of cost (on a weighted average basis) or market value and include materials, labor, and manufacturing overhead. The components of inventories are as follows:


                                        June 30,
(In thousands)                            2000
-----------------------------------------------------

Raw Material and Supplies                 $ 10,239
Work in Process                              4,419
Finished Goods                              13,112

                                      -------------
                                          $ 27,770
                                      =============

     The Company periodically reviews its quantities of inventories on hand and compares these amounts to expected usage of each particular product or product line. The Company records, as a charge to cost of revenues any amounts required to reduce the carrying value of inventories to net realizable value.

Property, Plant, and Equipment

     The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the property as follows: buildings, 25 to 50 years; machinery and equipment, 4 to 8 years; and leasehold improvements, the shorter of the term of the lease or the life of the asset. Property, plant, and equipment consists of the following:


                                                                   June 30,
(In thousands)                                                       2000
--------------------------------------------------------------------------------

Land                                                                  $ 2,089
Buildings                                                              13,550
Machinery, Equipment, and Leasehold Improvments                        29,298
                                                                 -------------

                                                                       44,937
Less: Accumulated Depreciation and Amortization                        25,570
                                                                 -------------

                                                                     $ 19,367
                                                                 =============

Other Assets
     Other assets in the accompanying balance sheet at June 30, 2000 include $1,777,000 of deposits for the purchase of a building. Other assets also includes the cost of acquired patents and trademarks that are being amortized using the straight-line method over their estimated useful life of 15 years. The acquired patents and trademarks were $1,677,000, net of accumulated amortization of $167,000 at June 30, 2000.

Cost in Excess of Net Assets of Acquired Companies
     The excess of cost over the fair value of net assets of acquired companies is amortized over periods of 5 to 40 years using the straight-line method. Accumulated amortization was $16,994,000 at June 30, 2000. The Company assesses the future useful life of this and other long-lived assets whenever events or changes in circumstances indicate that the current useful life has diminished. Such events or circumstances generally include the occurrence of operating losses or a significant decline in earnings associated with the acquired business or asset. The Company considers the future undiscounted cash flows of the acquired companies in assessing the recoverability of this asset. The Company assesses cash flows before interest charges and when impairment is indicated, writes the asset down to fair value. If quoted market values are not available, the Company estimates fair value by calculating the present value of future cash flows. If impairment has occurred, any excess of carrying value over fair value is recorded as a loss.

Comprehensive Income
     Comprehensive income combines net income and "Other comprehensive items," which represents foreign currency translation adjustments, reported as a component of shareholders' investment in the accompanying balance sheet. At June 30, 2000, the balance of accumulated other comprehensive items represents the Company's cumulative translation adjustment.

Recent Accounting Pronouncements
     In December  1999,  the  Securities  and Exchange  Commission  issued Staff
Accounting Bulletin (SAB) 101, "Revenue Recognition in Financial Statements." SAB 101 includes requirements for when shipments may be recorded as revenue when the terms of the sale include customer acceptance provisions or an obligation of the seller to install the product. In such instances, SAB 101 generally requires that revenue recognition occur upon customer acceptance and/or at completion of installation. SAB 101 requires that companies conform their revenue recognition practices to the requirements therein no later than the fourth quarter of calendar 2000 through recording a cumulative net of tax effect of the change in accounting as of January 2, 2000. The Company has not completed the analysis to determine the effect that SAB 101 will have on its financial statements.

     Effective in 2001, the Company will be required to adopt SFAS No. 133, "Accounting for Derivative

Instruments and Hedging Activities." The Company has not completed the analysis to assess the effect of the new pronouncement on its financial statements.

2.      Acquisitions
-----------------------

     In February 1999, Thermo Instrument acquired 99% of the outstanding shares of Spectra-Physics, a Stockholm Stock Exchange-listed company, in completion of Thermo Instrument's cash tender offer to acquire all of the outstanding shares of Spectra-Physics. In March 2000, Thermo Instrument completed the acquisition of the remaining Spectra-Physics shares outstanding pursuant to the compulsory acquisition rules applicable to Swedish companies. The aggregate purchase price was $351,513,000 including related expenses. The accompanying Company financial statements include the assets and liabilities of the Company at their estimated fair values including an allocation of Thermo Instrument's total cost in excess of net assets of acquired companies arising from the acquisition of Spectra-Physics. The allocation of cost in excess of net assets of acquired companies was made based on the Company's revenues, net worth, and assets relative to the total revenues, net worth, and assets of Spectra-Physics. The Company believes this methodology is reasonable and in accordance with the guidance provided by SEC SAB 55 (Topic 1:B). The cost in excess of net assets of acquired companies totaled $84,369,000 and is being amortized over 40 years.

     The Company has undertaken restructuring actions in connection with its acquisition by Thermo Instrument. The Company's restructuring activities, which were accounted for in accordance with Emerging Issues Task Force Pronouncement
(EITF) 95-3, have included a reduction in staffing levels across all functions, relocation of personnel, and abandonment of excess facilities. In connection with these restructuring activities, the Company established reserves, primarily for severance and excess facilities. In accordance with the requirements of EITF 95-3, the Company finalized its restructuring plans by February 2000. Accrued acquisition expenses are included in other accrued expenses in the accompanying June 30, 2000 balance sheet.

     The Company established reserves for severance for 24 employees and completed payments for severance in the first quarter of 2000. A summary of the change in accrued acquisition expenses for severance is as follows:

(In thousands)                        The Company
-----------------------------------------------------

Reserves Established                           $ 829
Usage                                           (757)

                                    -----------------
Balance at June 30, 2000                        $ 72
                                    =================

     The Company established reserves for excess facilities, primarily for expenses related to unoccupied space in a facility in Darmstadt, Germany. The Company expects to expend costs related to the facility through February 2001. A summary of the change in accrued acquisition expenses for excess facilities is as follows:

(In thousands)                        The Company
-----------------------------------------------------

Reserves Established                           $ 737
Usage                                           (228)
Currency Translation                            (111)

                                    -----------------
Balance at June 30, 2000                       $ 398
                                    =================

3.      Dispositions
----------------------

     In June 1998, the Predecessor sold the assets and certain liabilities of its Spectra-Physics Credit Corp. (SPCC) subsidiary for proceeds of $3,082,000, net of cash disposed of $3,858,000. The Predecessor realized a gain of $2,922,000 on the transaction. In connection with the sale of SPCC in 1998, the Predecessor entered into an arrangement that resulted in the receipt of a payment based on business provided to SPCC in excess of $25 million and up to $50 million. In the third quarter of 1999, the Company reached the $25 million threshold and began to receive payments under this arrangement. The Company received payments from the buyer of $600,000 and $600,000 in the first three and six months of 2000, respectively. The gain on the sale of SPCC and the 1999 payment were recorded in other costs (income), net, in the accompanying
statement  of  operations.   SPCC  provided  capital  leasing  services  to  the
Predecessor's customers. The Predecessor retained recourse to the buyer for certain leases provided by SPCC in the event of default by SPCC customers. At the time of the sale of SPCC, the Predecessor had recourse for outstanding leases of approximately $5,000,000. At June 30, 2000, the Company had recourse for outstanding loans of approximately $2,000,000. The Company has established reserves for this contingent liability.

     In October 1999, the Company sold the assets of its Spectra Precision SRL subsidiary in Italy for book value. The Company received a note receivable denominated in Italian lira for $2,241,000 at the date of sale, payable in eight quarterly installments. The note bears interest at an annual rate of 6.5%. Spectra Precision SRL was a sales office that sold products produced primarily in the U.S. and Germany.

4.      Related-party Transactions
------------------------------------

Corporate Services Agreement
     The Company and Thermo Electron have a corporate services agreement under which Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, certain employee benefit administration, tax advice and preparation of tax returns, centralized cash management, and certain financial and other services, for which the Company pays Thermo Electron annually an amount equal to 0.8% of the Company's revenues. For these services, the Company was charged $0 and $434,944 for the three and six month periods ended June 30, 2000, respectively. The fee is reviewed and adjusted annually by mutual agreement of the parties. The corporate services agreement is renewed annually but can be terminated upon 30 days' prior notice by the Company or upon the Company's withdrawal from the Thermo Electron Corporate Charter (the Thermo Electron Corporate Charter defines the relationships among Thermo Electron and its majority-owned subsidiaries). Management believes that the service fee charged by Thermo Electron is reasonable and that such fees are representative of the expenses the Company would have incurred on a stand-alone basis. For additional items such as employee benefit plans, insurance coverage, and other identifiable costs, Thermo Electron charges the Company based upon costs attributable to the Company.

Related-party Lease
     The Company leases office space in Ohio from an association of three individuals, two of which are vice presidents of one of the Company's U.S. operating units, under a noncancellable operating lease arrangement expiring in 2011. The annual rent is $345,000, and is subject to adjustment based on the terms of the lease. The accompanying statement of operations includes expenses from this operating lease of $86,347 and $172,700 for the three and six month periods ended June 30, 2000, respectively.

Cash Management
     The Company invests excess cash and borrows short-term funds under arrangements with Thermo Electron as discussed in Note 1.

     The Predecessor and the Company borrowed and lent funds from/to other subsidiaries of Spectra Physics. Such borrowings and advances were at variable market rates and were classified as due to/from parent company and affiliated companies in the accompanying balance sheet.

5.      Subsequent Event
----------------------------

     On July 14, 2000, Thermo Instrument completed the sell of the Company to Trimble Navigation Ltd., pursuant to the definitive agreement entered into on May 11, 2000 between Thermo Instrument and Trimble Navigation Ltd.

                           TRIMBLE NAVIGATION LIMITED
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction to Pro Forma Financial Information

     Effective as of July 14, 2000, Trimble Navigation Limited, a California Corporation ("Trimble" or the "Company") completed the acquisition of the Spectra Precision wholly owned businesses formerly owned by Thermo Electron Corporation ("Thermo Electron"), collectively known as the "Spectra Precision Group" for an aggregate purchase price of approximately $294 million, which is subject to a final adjustment in the purchase price as provided for in the acquisition agreements. The acquisition includes 100% of the stock of Spectra Precision Inc., a Delaware corporation, Spectra Precision SRL, an Italian corporation, Spectra Physics Holdings GmbH, a German corporation, and Spectra Precision BV, a Netherlands corporation. The acquisition also consists of certain assets and liabilities of Spectra Precision AB, a Swedish corporation, including 100% of the shares of Spectra Precision SA, a French corporation, Spectra Precision Scandinavia AB, a Swedish corporation, Spectra Precision of Canada Ltd., a Canadian corporation, and Spectra Precision Handelsges mbH, an Austrian corporation.

     The acquisition will be treated as a purchase for accounting purposes; accordingly, Trimble's consolidated results of operations will include the operating results of the Spectra Precision Group subsequent to the effective acquisition date. The acquisition was financed with $80 million in seller subordinated debt, $140 million of cash provided through a syndicate of banks, and $74 million of the Company's available cash on hand. The Company acquired approximately $133 million of identifiable intangible assets as part of the acquisition which the Company expects to amortize over various time periods ranging from 5 to 10 years and expects to record approximately $121 million of goodwill due to the acquisition which will be amortized over 20 years. The Company also expects to incur $7 to $8 million of costs and expenses in connection with the acquisition.

     The following unaudited pro forma condensed consolidated financial data present the effect of Trimble`s acquisition of Spectra Precision Group. The unaudited pro forma condensed consolidated balance sheet presents the consolidated financial position of Trimble as of June 30, 2000, assuming that the acquisition had occurred as of that date. Such pro forma information is based upon the historical balance sheet data of Trimble as of June 30, 2000 and Spectra Precision Group as of June 30, 2000. The historical balance sheet of the Spectra Precision Group at June 30, 2000 and the historical statements of operations for the year ended January 1, 2000 (which includes Spectra Precision Group results for the period from February 22, 1999 through January 1, 2000 and its predecessor for the period from January 1, 1999 through February 21, 1999) and the six months ended June 30, 2000 do not agree with the financial statements included in Item 7(a) of this Form 8-K/A because certain insignificant net assets and operations of the Spectra Precision Group were not purchased by Trimble. The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 1999 and for the six months ended June 30, 2000 give effect to earnings as if the acquisition had occurred on January 2, 1999. The unaudited pro forma condensed consolidated financial data are prepared using the purchase method of accounting.

     The unaudited pro forma condensed consolidated financial data are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for purposes of developing such pro forma information. The unaudited pro forma condensed consolidated financial data are not necessarily an indication of the results that would have been achieved had the transaction been consummated as of the dates indicated.

     The unaudited pro forma condensed consolidated financial data should be read in conjunction with the historical financial statements and notes thereto of Trimble, including the Annual Report on Form 10-K for the year ended December 31, 1999 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, and the historical financial statements of the Spectra Precision Group at December 31, 1999 and for the three years then ended and at June 30, 2000 and for the three and six months then ended included herein.

                           TRIMBLE NAVIGATION LIMITED
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

                                                             Historical
                                                 ----------------------------------
                                                  Trimble Navigation Spectra Precision
                                                      Limited            Group
                                                 ----------------------------------                     Pro Forma
                                                     June 30,          June 30,      Pro Forma           June 30,
                                                       2000              2000       Adjustments Notes      2000
   ---------------------------------------------------------------  --------------- --------------------------------
   (In thousands)
    ASSETS
    Current assets:
      Cash and cash equivalents                          $ 94,438          $ 7,552   $ (73,757) (A)        $ 37,702
                                                                                       (31,069) (B)
                                                                                        30,000  (B)
                                                                                        (4,778) (D)
                                                                                        15,316  (A)
      Short term investments                               24,900                -     (15,316) (A)           9,584
      Accounts and other receivable, net                   45,651           54,929                          100,580
      Inventories                                          19,042           27,770       3,957  (E)          50,769
      Other current assets                                  3,881            1,689                            5,570
                                                 -----------------  --------------- -----------       --------------
         Total current assets                             187,912           91,939     (75,647)             204,204

      Net property and equipment                           11,660            8,976       4,995  (E)          25,631
      Net Buildings and Land                                    -            7,094         231  (E)           7,325
      Goodwill and Intangible assets                        1,135                -                            1,135
      Goodwill on purchase                                                             121,301  (F)         121,301
      Inatangible assets on purchase                                                   132,900  (G)         132,900
      Deferred income taxes                                   350                         (350) (K)               -
      Other assets                                          8,541              107       4,778  (D)          13,426
                                                 -----------------  --------------- -----------       --------------
         Total assets                                   $ 209,598        $ 108,117   $ 188,208            $ 505,923
                                                 =================  =============== ===========       ==============

    LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities:
      Current portion of long-term debt                       $ -         $ 11,674     $ 8,000  (C)        $ 19,674
      Revolving credit facility                                                         40,000  (C)          40,000
      Accounts payable                                     12,438            7,317                           19,755
      Accrued compensation and benefits                     8,295            9,819                           18,114
      Accrued liabilities                                  14,520           13,070       8,000  (H)          44,857
                                                                                         9,450  (I)
                                                                                          (183) (B)
      Accrued liabilities related to disposal of
        General Aviation                                    1,389                -                            1,389
      Accrued warranty expense                              5,989            1,415                            7,404
      Income taxes payable                                  2,343            3,954                            6,297
      Deferred gain on sale of assets                       1,953                -                            1,953
                                                 -----------------  --------------- -----------       --------------
         Total current liabilities                         46,927           47,248      65,267              159,442
                                                 -----------------  --------------- -----------       --------------

    Noncurrent portion of long-term debt and other
        liabilities                                        30,724                -     (30,000) (B)         202,724
                                                                                        30,000  (B)
                                                                                        92,000  (C)
                                                                                        80,000  (C)
    Pensions                                                    -            4,397                            4,397
    Noncurrent portion of gain on sale of assets            2,279                -                            2,279
    Deferred income taxes                                       -              792       7,508  (K)           8,300
                                                 -----------------  --------------- -----------       --------------
         Total liabilities                                 79,930           52,437     244,775              377,142
                                                 -----------------  --------------- -----------       --------------

    Shareholders' equity:
      Common stock                                        135,419           57,300     (57,300) (J)         135,419
      Accumulated deficit                                  (4,056)            (420)        420  (J)          (4,942)
                                                                                          (886) (B)
      Accumulated other comprehensive loss                 (1,695)          (1,199)      1,199  (J)          (1,695)
                                                 -----------------  --------------- -----------       --------------
         Total shareholders' equity                       129,668           55,680     (56,567)             128,781
                                                 -----------------  --------------- -----------       --------------
         Total liabilities and shareholders'
                equity                                  $ 209,598        $ 108,117   $ 188,208            $ 505,923
                                                 =================  =============== ===========       ==============



   See accompanying notes to condensed consolidated financial statements.

                           TRIMBLE NAVIGATION LIMITED
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               Historical
                                                -----------------------------------------
                                                 Trimble Navigation    Spectra Precision
                                                     Limited                 Group
                                                -----------------------------------------
                                                -----------------------------------------
                                                            Six Months Ended                                        Six Months Ended
                                                -----------------------------------------                                Pro Forma
                                                        June 30,              June 30,        Pro Forma                    June 30,
                                                         2000                  2000          Adjustments     Notes           2000
----------------------------------------------- -----------------------------------------  -----------------------------------------
(In thousands, except per share data)
 Total revenue                                          $ 136,404              $ 116,788           $ (189)   (L)         $ 253,003
                                                ------------------   --------------------  ---------------          ---------------

 Operating expenses:
     Cost of sales                                         57,474                 56,589              (61)   (L)           114,002
     Research and development                              18,059                 11,030                                    29,089
     Sales and marketing                                   26,679                 30,780                                    57,459
     General and administrative                            12,947                  5,167                                    18,114
     Depreciation on Personal Property on
        purchase                                                -                      -            1,249    (M)             1,249
     Amortization of goodwill on purchase                                                           3,033    (M)             3,033
     Amortization of intangible assets on
        purchase                                                                                    9,821    (M)             9,821
                                                ------------------   --------------------  ---------------          ---------------
          Total operating expenses                        115,159                103,567           14,041                  232,767
                                                ------------------   --------------------  ---------------          ---------------

 Operating income                                          21,245                 13,222          (14,230)                  20,237
                                                ------------------   --------------------  ---------------          ---------------

 Nonoperating income (expense):
     Interest income                                         3,206                    476           (2,264)   (O)            1,418
     Interest and other expenses                            (1,107)                  (313)         (12,022) (N)(1)         (12,224)
                                                                                                      (478) (N)(3)
                                                                                                     1,696  (N)(2)
     Foreign exchange gain (loss) , net                         66                   (210)                                    (144)
                                                 ------------------   --------------------  ---------------          --------------
          Total nonoperating income (expenses)               2,165                    (47)         (13,068)                (10,950)
                                                 ------------------   --------------------  ---------------          --------------

 Income before income taxes                                 23,410                 13,175          (27,298)                  9,287

 Income tax provision                                        2,341                  1,887           (3,299)   (P)              929
                                                 ------------------   --------------------  ---------------          --------------
 Net income                                               $ 21,069               $ 11,288        $ (23,999)                $ 8,358
                                                 ==================   ====================  ===============          ==============


                                                 ------------------                                                  --------------
 Basic net income per share                                 $ 0.92                                                          $ 0.36
                                                 ==================                                                  ==============

 Shares used in calculating basic
      income per share                                      23,003                                                          23,003
                                                 ==================                                                  ==============


                                                 ------------------                                                  --------------
 Diluted net income per share                               $ 0.83                                                          $ 0.33
                                                 ==================                                                  ==============

 Shares used in calculating diluted
      income per share                                      25,491                                                          25,491
                                                 ==================                                                  ==============




See accompanying notes to condensed consolidated financial statements.

                           TRIMBLE NAVIGATION LIMITED
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    Historical
                                                       ------------------------------------
                                                       Trimble Navigation Spectra Precision
                                                           Limited             Group
                                                       ------------------------------------
                                                       ------------------------------------
                                                               Twelve Months Ended                               Twelve Months Ended
                                                       ------------------------------------                               Pro Forma
                                                          December 31,       January 1,       Pro Forma                 December 31,
                                                            1999               2000          Adjustments   Notes            1999
----------------------------------------------------------------------   ------------------  ---------------------------------------
(In thousands, except per share data)
 Total revenue                                           $  271,364            $ 217,468         $ (104)    (L)           $ 488,728
                                                         -----------   ------------------  -------------              --------------

 Operating expenses:
     Cost of sales                                          127,117              111,129            (28)    (L)             238,218
     Research and development                                36,493               17,192                                     53,685
     Sales, marketing, and general an
        administrative                                       87,293               72,839                                    160,132
     Depreciation on Personal Property                            -                    -          2,498     (M)               2,498
     Amortization of goodwill on purchase                         -                    -          6,065     (M)               6,065
     Amortization of intangible assets
        on purchase                                                                              19,641     (M)              19,641
                                                         -----------   ------------------  -------------              --------------
          Total operating expenses                          250,903              201,160         28,176                     480,239
                                                         -----------   ------------------  -------------              --------------

 Operating income from continuing operations                 20,461               16,308        (28,280)                      8,489
                                                         -----------   ------------------  -------------              --------------

 Nonoperating income (expense):
     Interest income                                           3,857                1,345         (2,813)    (O)              2,389
     Interest and other expenses                              (3,611)                (496)       (24,133)  (N)(1)           (25,822)
                                                                                                    (956)  (N)(3)
                                                                                                   3,374   (N)(2)
     Foreign exchange gain (loss) , net                           28               (1,520)                                   (1,492)
                                                          -----------   ------------------  -------------            ---------------
          Total nonoperating expenses                            274                 (671)       (24,528)                   (24,925)
                                                          -----------   ------------------  -------------            ---------------

 Income (loss) before income taxes from continuing
        operations                                             20,735               15,637        (52,808)                  (16,436)
 Income tax provision                                           2,073                4,433         (5,281)    (P)             1,225
                                                          ------------   ------------------  -------------           ---------------
 Net income (loss) from continuing operations                $ 18,662             $ 11,204      $ (47,527)                $ (17,661)
                                                          ------------   ------------------  -------------           ---------------

Discontinued Operations:
    Estimated gain (loss) on disposal of discontinued
        operations (net of tax)                               $ 2,931                  $ -            $ -                   $ 2,931
                                                          ------------   ------------------  -------------           ---------------
Net income (loss)                                            $ 21,593             $ 11,204      $ (47,527)                $ (14,730)
                                                          ============   ==================  =============           ===============


Basic net income (loss) per share from continuing
        operations                                            $ 0.83                                                        $ (0.79)
Basic net income (loss) per share from discontinued
        operations                                            $ 0.13                                                         $ 0.13
                                                         ------------                                                ---------------
Basic net income (loss) per share                             $ 0.96                                                        $ (0.66)
                                                         ============                                                ===============

Shares used in calculating basic
     net income (loss) per share                              22,424                                                         22,424
                                                         ============                                                ===============


Diluted net income (loss) per share from continuing
        operations                                            $ 0.82                                                        $ (0.79)
Diluted net income (loss) per share from discontinued
        operations                                            $ 0.13                                                         $ 0.13
                                                         ------------                                                ---------------
Diluted net income (loss) per share                           $ 0.95                                                        $ (0.66)
                                                         ============                                                ===============

Shares used in calculating diluted
     net income (loss) per share                              22,852                                                         22,424
                                                         ============                                                ===============


See accompanying notes to condensed consolidated financial statements.

                           TRIMBLE NAVIGATION LIMITED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

     On July 14, 200, the Closing Date, Trimble Navigation Limited, ("Trimble" or the "Company") completed the acquisition of the Spectra Precision wholly owned businesses formerly owned by Thermo Electron Corporation ("Thermo Electron"), collectively known as the "Spectra Precision Group" (see "Item 2. Acquisition") in a transaction accounted for as a purchase. The purchase consideration of the Spectra Precision Group acquisition is estimated to be approximately $294 million, which is subject to a final adjustment in the purchase price as provided for in the acquisition agreements. The Company also expects to incur and estimated $7 to $8 million of costs and expenses in connection with the acquisition. The total purchase price including cost and expenses is expected to be approximately $302 million.

     The preliminary allocation of the purchase price using balances at June 30, 2000 is summarized below (in thousands):

Historical value of net assets acquired               $ 55,680
Step up in Assets acquired                               9,183
Distribution Channels                                   78,600
Existing Technology                                     25,200
Assembled Workforce                                     18,300
Trade Name/Trademarks                                   10,800
Goodwill                                               121,301
Restructuring charges accrued in
   opening Balance Sheet                                (9,450)
Increase in Deferred tax liability for
     non-goodwill intangibles                           (7,858)

                                              -----------------
     Total Purchase Price                            $ 301,756
                                              =================


     The preliminary purchase price allocation is based on the estimated fair values of the acquired assets and assumed liabilities and an independent appraisal of intangible assets and certain tangible assets. The Company expects to finalize the purchase price allocation within six months and does not anticipate material adjustments to the preliminary purchase price allocation presented. This preliminary allocation has resulted in acquired goodwill of approximately $121 million, which is being amortized on a straight-line basis over 20 years and other acquired intangible assets of $133 million which are being are being amortized over expected useful lives ranging from 5 to 10 years.

Note 2 - Pro Forma Adjustments

(A) Net cash used to acquire Spectra Precision Group and to pay transaction fees and expenses (includes sale of short-term investments to provide cash for purchase).

(B) Reflects prepayment of an existing outstanding subordinated promissory note of $30 million in principal, $183,000 in accrued interest and $886,000 as a prepayment penalty. Prepayment of the subordinated promissory note was done in order to effect the acquisition of the Spectra Precision Group and as part of obtaining the New Credit Facilities. (Trimble immediately used approximately $170 million available under the New Credit Facilities to fund the acquisition of the Spectra Precision Group. $30 million was used to pay off the principal portion of Company's existing subordinated notes to John Hancock and $140 million was paid in cash to the seller. See note (C) below for discussion of $140 million.)

(C) Represents an increase in short-term and long-term debt as the result of financing of the transaction with $140 million of new secured bank debt and $80 million in a seller subordinated note. The following table represents break out between short-term and long-term (in thousands):

Short Term Debt

Senior secured revolving credit facility                              $ 40,000
Current Portion $100 million Senior secured term loan                    8,000
                                                                 --------------
              Total short term-debt                                   $ 48,000
                                                                 --------------

Long Term Debt

Long Term Portion $100 million Senior secured term loan               $ 92,000
Seller Subordinated Debt                                                80,000
                                                                 --------------
              Total long term-debt                                   $ 172,000
                                                                 --------------

                                                                 --------------
Total Debt as result of financing for acquistion                     $ 220,000
                                                                 ==============

(D) Debt related transaction fees and expenses, which have been recorded as prepaid financing costs and will be amortized over the terms of the debt financing.

(E) Represents the net increase in inventory and value of fixed assets based on the preliminary independent appraisal.

(F) Reflects goodwill resulting from the acquisition based on the preliminary purchase price allocation described in Note 1 as if the acquisition had occurred on June 30, 2000.

(G) Reflects other intangible assets resulting from the acquisition based on the preliminary purchase price allocation described in Note 1 as if the acquisition had occurred on June 30, 2000.

(H) Reflects an increase in accrued expenses for acquisition-related expenses such as legal, accounting, registration and miscellaneous fees incurred by Trimble.

(I) Reflects an increase in accrued expenses for restructuring costs accrued on the opening balance sheet in accordance with EITF 95-3.

(J) Reflects the elimination of Spectra Precision Group's equity.

(K) Represents adjustment to deferred tax liability for non-goodwill intangibles in jurisdictions with a lower tax basis in assets and an adjustment to net deferred income taxes.

(L) We have eliminated the intercompany sales and cost of sales on products that we have purchased from the Spectra Precision Group, because the net revenue from the sale of these products to our customers is already reflected in our historical net revenues and cost of sales. No intercompany inventory was on hand at June 30, 2000.

(M) Represents amortization of goodwill, intangible assets and depreciation expense based on the preliminary allocation of the purchase price and other costs over their estimated useful lives as if the acquisition had occurred as of the beginning of the periods presented. The fair value for fixed assets represents the net increase in value of fixed assets based on a preliminary valuation.

(in thousands)

                                                                           Pro Forma           Pro Forma
                                                                            Expense             Expense
                                            Estimated      Remaining       Six Months         Twelve Months
                                               Fair          Asset           Ended                Ended
                                              Value           Life       June 30, 2000     December 31, 1999
                                         -----------------------------------------------------------------------
Identifiable Intangibles:
   Distribution Channels                         $ 78,600      7                 $ 5,614               $ 11,229
   Existing Technology                             25,200      5                   2,520                  5,040
   Assembled Workforce                             18,300      10                    915                  1,830
   Trade Name/Trademarks                           10,800      7                     771                  1,543
                                         -----------------             -----------------------------------------
Total Identifiable Intangibles                    132,900                          9,821                 19,641

Goodwill                                          121,301      20                  3,033                  6,065

                                         -----------------             -----------------------------------------
Total Intangible and goodwill                     254,201                         12,853                 25,706
                                         -----------------             -----------------------------------------

Fixed Asset Valuation Adjustment                    4,995      2                   1,249                  2,498

                                                                       -----------------------------------------
Total Proforma Expense                                                          $ 14,102               $ 28,204
                                                                       =========================================

(N) Represents:
     (1) increase in interest expense resulting from interest on $140 million of new secured bank debt and $80 million of subordinated seller note:

(dollars in thousands)

                                                                               Pro Forma           Pro Forma
                                                                                Expense             Expense
                                                                               Six Months         Twelve Months
                                             Principal         Interest          Ended                Ended
                                               Amount            Rate        June 30, 2000     December 31, 1999
                                          --------------------------------------------------------------------------
Seller subordinated note                          $ 80,000              10%          $ 4,000                $ 8,000
Senior secured revolving credit facility            70,000            9.49%            3,303                  6,643
Senior secured term loan                           100,000            9.49%            4,719                  9,490

                                                                            ----------------------------------------
Total                                                                               $ 12,022               $ 24,133

     (2) decrease of prior interest expense recorded on terminated $50 million unsecured credit facility and prepayment of existing $30 million subordinated notes

(in thousands)

  Termination of $50 million Unsecured
      Credit Facility                             $ (75)                $ (150)
Prepayment of existing $30 million
      Subordinated notes                         (1,621)                (3,224)
                                            -----------------------------------
Total                                          $ (1,696)              $ (3,374)
                                            ===================================

     (3) amortization on $4.8 million of debt financing costs, which are amortized over the life of the respective debt.

(dollars in thousands)

                                                                               Pro Forma           Pro Forma
                                                                                Expense             Expense
                                                                               Six Months         Twelve Months
                                                               Life of           Ended                Ended
                                               Amount          the Debt      June 30, 2000     December 31, 1999
                                          --------------------------------------------------------------------------
Debt financing Cost                                $ 4,778        5                    $ 478                  $ 956


(O) To eliminate interest income which would not have been earned on the cash, cash equivalents, and short term investments expended for the transaction.

(P)  Income  taxes  in  the  Pro  Forma  Condensed  Consolidated  Statements  of
Operations have been adjusted to reflect the tax effect of the pro forma adjustments using an effective tax rate of 10%.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED
(Registrant)

By:      /s/ Mary Ellen Genovese
        ------------------------------------------------------------
         Mary Ellen Genovese
         (Vice President Finance, Chief Financial Officer, and
         Corporate Controller)


Dated:   September 22, 2000